UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

On April 7, 2020, after request by the audit committee of the board of directors of TransAtlantic Petroleum Ltd. (the “Company”) in connection with the Company’s efforts to reduce general and administrative expenses, RBSM LLP (“RBSM”) notified the Company that it will not seek re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and has resigned effective April 7, 2020.

The reports of RBSM on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through April 7, 2020, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the subject matter of the disagreements in their audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided RBSM with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Current Report”). The Company requested that RBSM furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements made herein. A copy of RBSM’s letter, dated April 9, 2020, is attached as Exhibit 16.1 to this Current Report.

Appointment of Independent Registered Public Accounting Firm

Effective April 8, 2020, the Company’s board of directors appointed DMF Sistem Uluslararası Bağımsız Denetim Danışmanlık ve YMM A.Ş. (“DMF”) to serve as the Company’s independent registered public accounting firm until the appointment of an independent registered public accounting firm at the Company’s 2020 Annual Meeting of Shareholders.

The Company has consulted with DMF on certain Turkish tax matters, and DMF has served as the Company’s statutory auditor in Turkey since 2011. Other than as noted above, during the years ended December 31, 2019 and 2018 and the subsequent interim period through April 7, 2020, neither the Company nor anyone acting on its behalf has consulted with DMF with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that DMF concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulations S-K, including the related instructions to Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Not Standing for Re-election

On April 3, 2020, Mel G. Riggs, a member of the Company’s board of directors, informed the board of directors that he will not stand for re-election as a director and will step down at the end of his term effective as of the Company’s 2020 Annual Meeting of Shareholders. Mr. Riggs will continue to serve as a director until such time. Mr. Riggs’s decision to not stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director

On April 6, 2020, the Company’s board of directors appointed Mr. K. Kirk Krist as a director, effective April 7, 2020, to fill the vacancy created by the death of Bob G. Alexander. Mr. Krist will hold office until the date of the Company’s 2020 Annual Meeting of Shareholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Krist will serve on the corporate governance committee.

Mr. Krist, 61, has served as president and chief executive officer of The K. Kirk Krist Company, a Houston-based private company specializing in oil and gas leasing, land management, farmouts, mergers, investments, venture capital, acreage swaps, mineral interests, overrides, royalties, acquisitions and divestitures, since 1981. From 1997 until a 2010 sale to Halliburton (NYSE: HAL), Mr. Krist served as a member of the board of directors, and from 2002 to 2006 as chairman of the board of directors, of Boots & Coots International Well Control, Inc. (Amex: WEL), a well control service company. Mr. Krist served as chairman and chief executive officer of Applied Snubbing Technology from 1997 until its sale in 1999 to Cudd Pressure Control/RPC (NYSE: RES). Mr. Krist served as chief executive officer and president of K. Kirk Krist & Associates, Inc. (“KKK&A”), a Houston-based land management services company, from 1981 until 1997, when Mr. Krist sold his interest in KKK&A to its management team. Mr. Krist earned a B.B.A. from the University of Texas.

There are no arrangements or understandings between Mr. Krist and any other persons pursuant to which he was appointed as a director of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In consideration for his service as a director of the Company, Mr. Krist will be paid the Company’s normal outside director compensation, consisting of an annual fee of $67,500 paid in cash. This annual fee will be prorated for the Company’s current fiscal year.

The Company and Mr. Krist have entered into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2011.

Item 7.01 Regulation FD Disclosure.

On April 9, 2020, the Company issued a press release announcing changes in the Company’s board of directors and independent registered accounting firm and providing an update on the Company’s hedging program, its response to the recent oil price decline, upcoming dividends on its 12.0% Series A Convertible Redeemable Preferred Shares, its potential reliance on an SEC order for reporting relief, the extension of the deadlines for the work requirements under the Company’s explorations licenses in Turkey, and the Company’s 2020 Annual Meeting of Shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 8.01 Other Events.

The Company deeply regrets to announce that Bob G. Alexander, a member of the Company’s board of directors, passed away on April 5, 2020. Mr. Alexander had been a director of the Company since 2010. Mr. Alexander had extensive experience as an executive officer in the oil and natural gas services industry and had extensive financial, executive leadership, and organizational experience. He was a petroleum engineer, and the board of directors regularly relied on his engineering expertise. Mr. Alexander served on various committees of the board of directors of the Company, including serving as chairman of the special committee formed in connection with the sale of the Company’s oilfield services business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	RBSM LLP letter addressed to the U.S. Securities and Exchange Commission, dated April 8, 2020.
99.1	Press release, dated April 9, 2020, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2020

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha T. Bailey
Tabitha T. Bailey
Vice President, General Counsel, and Corporate Secretary

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